EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                                               Receipt #: C40471
                              (Pursuant to NRS 78)
                                 STATE OF NEVADA
                               SECRETARY OF STATE

(For filing office use)                                  (For filing office use)
--------------------------------------------------------------------------------
    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)
1. NAME OF CORPORATION: CRT Corporation

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
   Name of Resident Agent: Michael Lasich
   Street Address: 901 Rancho Lane # 250 Las Vegas, Nevada 89106

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 25,000,000 Par value: .001 Number of shares without par value: 0

4. GOVERNING BOARD: shall be styled as (check one): [X] Directors [_] Trustees The FIRST BOARD OF DIRECTORS SHALL consist of 3 members and the names and addresses are as follows (attach additional pages if necessary):

Louis Cherry P.O. Box 3675 Laguna Hills, CA 92654
Al Reda P.O. Box 3675 Laguna Hills, CA 92654

5. PURPOSE (optional - see reverse side): THE PURPOSE OF THE CORPORATION SHALL
BE:

                               ANY LAWFUL ACTIVITY

6. OTHER MATTERS - This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS
78.037 or any other you deem appropriate. If any additional information is contradictory to this form it cannot be filed and will be returned to you for correction. NUMBER OF PAGES ATTACHED: 1

7. SIGNATURES OF INCORPORATORS: THE NAMES AND ADDRESSES OF EACH OF THE INCORPORATORS SIGNING THE ARTICLES: (SIGNATURES MUST BE NOTARIZED.) (ATTACH ADDITIONAL PAGES IF THERE ARE MORE THAN TWO INCORPORATORS.)


                                           Toni Powers
-------------------------------------      -------------------------------------
Name                                       Name

                                           4601 W. Sahara, Suite L, Las Vegas,
                                           NV 89102
-------------------------------------      -------------------------------------
Address                City/State/Zip      Address                City/State/Zip

                                           /s/ Toni Powers
-------------------------------------      -------------------------------------
Signature                                  Signature

State of                  , County of      State of Nevada     , County of Clark

This instrument was acknowledged           This instrument was acknowledged
before me on                               before me on

                                19__,      September 30                    1996,
-------------------------------------      -------------------------------------
by                                         by Toni Powers

        Name of Person                                 Name of Person

as incorporator of                         as incorporator of

-------------------------------------      -------------------------------------
                                           CRT Corporation
(name of party on behalf of whom           (name of party on behalf of whom
instrument was executed)                   instrument was executed)

                                           /s/ WM Reed
-------------------------------------      -------------------------------------
Notary Public Signature                    Notary Public Signature

(affix notary stamp or seal)               (affix notary stamp or seal)

                              (affix notarial seal)

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

Michael Lasich              hereby accept appointment as Resident Agent for the
-----------------------     above named corporation.
/S/ Michael Lasich                                September 30, 1996
-------------------------------------      -------------------------------------
Signature of Resident Agent                             Date

                                 CRT Corporation
                               Additional Director

John Thomas                P.O. Box 3675             Laguna Hills, CA  92654

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                 CRT CORPORATION
                            (AFTER ISSUANCE OF STOCK)


      I, the undersigned President and Secretary of CRT Corporation, a Nevada contribution, do hereby certify:

      1. That the Board of Directors of said corporation, on February 10, 1998, unanimously adopted a resolution to amend the articles as follows:

      Article Three of the Articles of Incorporation of this corporation is hereby amended to read as follows:

      "3. SHARES: Authorized Capital. The aggregate amount of the total authorized capital stock the corporation shall have the authority to issue is Twenty Five Million (25,000,000) shares of Common Stock, par value $0.001. The outstanding shares of Common Stock are subject to a 2 for 1 reverse stock split.

      The capital stock of the Corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular."

      Article Seven of the Articles of Incorporation of this corporation is hereby added and reads as follows:

      "7. Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit. The corporation shall, to the fullest extent permitted by Section 78.7502 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section."

      2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,900,000 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



/S/ Albert Reda                             /S/ Mark Frauman
---------------------------------           ------------------------------------
ALBERT REDA                                 MARK FRAUMAN
President                                   Assistant Secretary



STATE OF CALIFORNIA        )
                           )ss.
COUNTY OF ORANGE           )



On April 29, 1998, before me, Mildred A. Carroll, Notary Public, personally appeared Albert Reda and Mark Frauman, or ___ proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity and that by their signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:  /S/ Mildred A. Carroll
            -----------------------------
            Mildred A. Carroll

                     (This area for official notarial seal)

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -

1. Name of corporation: CRT Corporation


2. The articles have been amended as follows (provide article numbers, if available):

Article #1 Name of Corporation to be changed to DCM Enterprises, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 54%*

4. Officer Signature (required):

/s/ Albert Reda
----------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:

      DCM Enterprises, Inc. C20551-1996

2. The articles have been amended as follows (provide article numbers, if available):

      Article One: The name of the Corporation is hereby changed to: DIGITAL SECURITY, INC.



3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Albert Reda

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:

      DIGITAL SECURITY C-20551-1996

2. The articles have been amended as follows (provide article numbers, if available):

      FIRST: THE NAME OF THE CORPORATION IS DLR FUNDING, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Mildred A. Carroll

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:
     DLR Funding, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

      The Articles of Incorporation are amended by adding to Article 3 the following Section A of the authorized shares, sixty million will be designated Preferred Shares.

      Section A. Series A Convertible Preferred Stock. Of the 60 million (60,000,000) share of authorized but undesignated Preferred Stock, $.001 par value, of the Corporation; one million (1,000,000) shares be designed and known as Series A Convertible Preferred Stock, $.001 par value per share ("Series A Convertible Preferred Stock"). Series A Convertible Stock shall have the following preferences, limitations, and relative rights:

      1. Voting, 2. Dividends, 3. Liquidations, 4. Conversion, 4(a), (b) (c) 5 and 6.

      Section A. Series B Convertible Stock. 1. Voting, 2. Dividends, 3. Liquidation, 4. Conversion, Series B Convertible Preferred Stock, (a), (b), (c). Series B Convertible Preferred Stock, (a), (b), (c), 5 Redemption of Series B Convertible Stock, 6.

      Section A. Series C Convertible Preferred Stock, 1. Voting, 2. Dividends,
3. Liquidation, 4. Conversion, (a), (b).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4. Effective date of filing (optional): 3/9/06 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Mildred Carroll *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative note otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

          (PURSUANT TO NRS 78.385 AND78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:
     DLR Funding, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Page 2
(c) 5,6.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4. Effective date of filing (optional): 3/9/06 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Mildred Carroll

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                               DLR FINDINGS, INC.

Pursuant to NRS 78385 and 78.390 of Nevada Revised Statutes (NRS), these Articles of Amendment to its Articles of Incorporation are delivered to the Nevada Secretary of State for filing.

      The Articles of Incorporation are amended by adding to Article 3 the following Section A of the authorized shares sixty million (60,000,000) will be designated Preferred Shares.:

      Section A. SERIES A CONVERTIBLE PREFERRED STOCK. Of the 60 million (60,000,000) shares of authorized but undesignated Preferred Stock, $.001 par value, of the Corporation; one million (1,000,000) shares shall be designated and known as Series A Convertible Preferred Stock, $.001 par value per share ("Series A Convertible Preferred Stock"). The Series A Convertible Preferred Stock shall have the following preferences, limitations, and relative fights:

      1. VOTING. Each holder of a share of Series A Convertible Preferred Stock of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation.

      2. DIVIDENDS. The Series A Convertible Preferred Stock shall not bear any dividends.

      3. LIQUIDATION. Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series A Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of one cent ($.01) per share.

      4. CONVERSION. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

            (a) Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible at the option of the holder into One thousand (1,000) fully paid and nonassessable shares of the Corporation's common stock, .001 par value; provided, however, that such conversion would not violate any applicable federal, state or local law, rule, regulation, or any judgment, writ, decree, or order binding upon the Corporation or the holder, or any provision of the Corporation's or the holder's amended Articles of Incorporation of Bylaws, nor conflict with or contravene the provisions of any agreement to which the Corporation and the holder are parties or by which they are bound. Said conversion rate shall be subject to equitable adjustment at the reasonable discretion of the Board of Directors of the Corporation in the event of the occurrence of capital events which make such adjustment appropriate, such as a dividend payable in shares of common stock, combinations of the common stock, a merger or consolidation, or the like.

            (b) Conversion Notice. A holder of Series A Convertible Preferred Stock may exercise its conversion right by giving a written notice of conversion (the "Conversion Notice") to the Corporation (x) by facsimile confirmed by a telephone call or (y) by registered mail or overnight delivery service. If such conversion will result in the conversion of all of such holder's shares of Series A Convertible Preferred Stock, such holder shall also surrender the certificate or certificates representing the shares so to be convened (the "Preferred Stock Certificates") to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice.

            (c) Issuance of Certificates; Time Conversion Effected. Promptly, but in no event more than five (5) trading days, after the receipt of the Conversion Notice referred to in Section 4(b) and surrender of the preferred stock certificates (if required), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of common stock into which such shares of Series A Convertible Preferred Stock have been converted. In the alternative, if the Corporation's transfer agent is a participant in the electronic book transfer program, the transfer agent shall credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. Such conversion shall be deemed to have been effected, and the Conversion Date shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice.

      5. REDEMPTION OF SERIES A CONVERTIBLE PREFERRED STOCK. At any time after 12 months from the date of issuance, the Corporation shall be entitled to redeem the shares of Series A Convertible Preferred Stock by giving written notice to the registered holders thereof not less than 15 nor more than 60 days prior to the redemption date. Each such notice shall state (1) the redemption date, (2) the number of share to be redeemed from each holder, and (3) the place where certificates for the 3 Series A Convertible Preferred Stock are to be surrendered. Upon surrender in accordance with said notice of certificates for the shares to be redeemed, such shares shall be redeemed at a price of $.01 per share. Notice having been given, upon the redemption date (unless the Corporation shall default in paying the redemption price), said shares shall no longer be deemed to be outstanding.

      6. VOTE TO CHANGE THE TERMS OF OR ISSUE SERIES A CONVERTIBLE PREFERRED STOCK. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than majority, fifty one percent (51%) of the then outstanding shares of Series A Convertible Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Convertible Preferred Stock, or (ii) any issuance of additional shares of Series A Convertible Preferred Stock.

      IN WITNESS WHEREOF, the undersigned has set his hand and seal this 22nd day of February 2006.


                                       /s/ Albert Reda
                                       -------------------------------------
                                       Albert Reda, Chief Executive Officer

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                DLR FUNDING, INC.


      Pursuant to NRS 78.385 and 78.390 of Nevada Revised Statutes (NRS), these Articles of Amendment to its Articles of Incorporation are delivered to the Nevada Secretary of State for filing.

      The Articles of Incorporation are amended by adding to Article 3 the following Section A of the authorized shares sixty million (60,000,000) will be designated Preferred Shares:

      Section A. SERIES B CONVERTIBLE PREFERRED STOCK. Of the sixty million (60,000,000) shares of authorized but undesignated Preferred Stock, $.001 par value of the Corporation; fifty four million (54,000,000) shares shall be designated and known as Series B Convertible Preferred Stock, $.001 par value per share ("Series B Convertible Preferred Stock"). The Series B Convertible Preferred Stock shall have the following designation Series B-18 of which there will be, twenty-five million (25,000,000) shares, Series B-15 of which there will be twenty million (20,000,000) shares, and Series B-12 of which there will nine million (9,000,000) shares. The Series B Convertible Preferred Stock shall have the following preferences, limitations, and relative rights:

      1. VOTING. Each holder of a share of Series B Convertible Preferred Stock of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation.

      2. DIVIDENDS. The Series B Convertible Preferred Stock shall bear dividends paid quarterly based upon the following conditions one shares of preferred Series B will convert into one dollars ($1.00) worth of common stock (see "Section 4 Conversion" for details of conversion) interest rates as follows:

                 Series B-18 eighteen percent (18%) per annum
                 Series B-15 fifteen percent (15%) per annum
                 Series B-12 twelve percent (12%) per annum

      3. LIQUIDATION. Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series B Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of one cent ($.01) per share.

      4. CONVERSION. The holders of shares of Series B Convertible Preferred Stock shall have the following conversion rights: Prior to converting the shares the Corporation has the right to redeem these shares (see Section 5 REDEMPTION OF SERIES B CONVERTIBLE PREFERRED STOCK) if the Corporation does not redeem the preferred the shares then the holder may convert the shares as follows:

            (a) Right to Convert. Each share of Series B Convertible Preferred Stock shall be convertible at the option of the holder into One Dollar ($1.00) worth fully paid and nonassessable shares of the Corporation's common stock, $.001 par value based upon the 10 day closing trading average just prior to the request to convert received by the Company; provided, however, that such conversion would not violate any applicable federal, state or local law, rule, regulation, or any judgment, writ, decree, or order binding upon the Corporation or the holder, or any provision of the Corporation's or the holder's amended Articles of Incorporation of Bylaws, nor conflict with or contravene the provisions of any agreement to which the Corporation and the holder are parties or by which they are bound. Said conversion rate shall be subject to equitable adjustment at the reasonable discretion of the Board of Directors of the Corporation in the event of the occurrence of capital events which make such adjustment appropriate, such as a dividend payable in shares of common stock, combinations of the common stock, a merger or consolidation, or the like.

            (b) Conversion Notice. A holder of Series B Convertible Preferred Stock may exercise its conversion right by giving a written notice of conversion (the "Conversion Notice") to the Corporation (1) by facsimile confirmed by a telephone call or (2) by registered mail or overnight delivery service. If such conversion will result in the conversion of all of such holder's shares of Series B Convertible Preferred Stock, such holder shall also surrender the certificate or certificates representing the shares so to be converted (the "Preferred Stock Certificates") to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice.

            (c) Issuance of Certificates; Time Conversion Effected. Promptly, but in no event more than five (5) trading days, after the receipt of the Conversion Notice referred to in Section 4(b) and surrender of the preferred stock certificates (if required), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of common stock into which such shares of Series B Convertible Preferred Stock have been converted. In the alternative, if the Corporation's transfer agent is a participant in the electronic book transfer program, the transfer agent shall credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. Such conversion shall be deemed to have been effected, and the Conversion Date shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice.

      5. REDEMPTION OF SERIES B CONVERTIBLE PREFERRED STOCK. At any time after 12 months from date of issuance which ever is greater, the Corporation shall be entitled to redeem the shares of Series B Convertible Preferred Stock by giving written notice to the registered holders thereof not less than 15 nor more than 60 days prior to the redemption date. Each such notice shall state (1) the redemption date, (2) the number of share to be redeemed from each holder, and (3) the place where certificates the Series B Convertible Preferred Stock are to be surrendered. Upon surrender in accordance with said notice of certificates for the shares to be redeemed, such shares shall be redeemed at a price of $.01 per share. Notice having been given, upon the redemption date (unless the Corporation shall default in paying the redemption price), said shares shall no longer be deemed to be outstanding.

      6. VOTE TO CHANGE THE TERMS OF OR ISSUE SERIES B CONVERTIBLE PREFERRED STOCK. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty one percent (51%) of the then outstanding shares of Series B Convertible Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series B Convertible Preferred Stock, or
            (ii) any issuance of additional shares of Series B Convertible Preferred Stock.

      IN WITNESS WHEREOF, the undersigned has set his hand and seal this 22nd day of February, 2006.


                                       /s/ Albert Reda
                                       -------------------------------------
                                       Albert Reda, Chief Executive Officer

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                               DLR FUNDINGS, INC.


Pursuant to NRS 78.385 and 78390 of Nevada Revised Statutes (NRS), these Articles of Amendment to its Articles of Incorporation are delivered to the Nevada Secretary of State for filing.

      The Articles of Incorporation are amended by adding to Article 3 the following Section A of the authorized shares sixty million (60,000,000) will be designated Preferred Shares:

      Section A. SERIES C CONVERTIBLE PREFERRED STOCK. Of the 60 million (60,000,000) shares of authorized but undesignated Preferred Stock, $.001 par value, of the Corporation; Four million (4,000,000) shares shall be designated and known as Series C Convertible Preferred Stock, $.001 par value per share ("Series C Convertible Preferred Stock"). The Series C Convertible Preferred Stock shall have the following preferences, limitations, and relative rights:

      1. VOTING. Each holder of a share of Series C Convertible Preferred Stock of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation.

      2. DIVIDENDS. The Series C Convertible Preferred Stock shall not bear any dividends.

      3. LIQUIDATION. Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series C Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of one cent ($.01) per share.

      4. CONVERSION. The holders of shares of Series C Convertible Preferred Stock shall have the following conversion rights:

            (a) Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible at the option of the holder into Ten thousand (10,000) fully paid and nonassessable shares of the Corporation's common stock, .001 par value; provided, however, that such conversion would not violate any applicable federal, state or local law, rule, regulation, or any judgment, writ, decree, or order binding upon the Corporation or the holder, or any provision of the Corporation's or the holder's amended Articles of Incorporation of Bylaws, nor conflict with or contravene the provisions of any agreement to which the Corporation and the holder are parties or by which they are bound. Said conversion rate shall be subject to equitable adjustment at the reasonable discretion of the Board of Directors of the Corporation in the event of the occurrence of capital events which make such adjustment appropriate, such as a dividend payable in shares of common stock, combinations of the common stock, a merger or consolidation, or the like.

            (b) Conversion Notice. A holder of Series C Convertible Preferred Stock may exercise its conversion right by giving a written notice of conversion (the "Conversion Notice") to the Corporation (1) by facsimile confirmed by a telephone call or (2) by registered mail or overnight delivery service. If such conversion will result in the conversion of all of such holder's shares of Series C Convertible Preferred Stock, such holder shall also surrender the certificate or certificates representing the shares so to be converted (the "Preferred Stock Certificates") to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series C Convertible Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice.

            (c) Issuance of Certificates; Time Conversion Effected. Promptly, but in no event more than five (5) trading days, after the receipt of the Conversion Notice referred to in Section 4(b) and surrender of the preferred stock certificates (if required), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of common stock into which such shares of Series C Convertible Preferred Stock have been converted. In the alternative, if the Corporation's transfer agent is a participant in the electronic book transfer program, the transfer agent shall credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. Such conversion shall be deemed to have been effected, and the Conversion Date shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice.

      5. REDEMPTION OF SERIES C CONVERTIBLE PREFERRED STOCK. At any time after 12 months from the date of issuance, the Corporation shall be entitled to redeem the shares of Series C Convertible Preferred Stock by giving written notice to the registered holders thereof not less than 15 nor more than 60 days prior to the redemption date. Each such notice shall state (1) the redemption date, (2) the number of share to be redeemed from each holder, and (3) the place where certificates the Series C Convertible Preferred Stock are to be surrendered. Upon surrender in accordance with said notice of certificates for the shares to be redeemed, such shares shall be redeemed at a price of $.01 per share. Notice having been given, upon the redemption date (unless the Corporation shall default in paying the redemption price), said shares shall no longer be deemed to be outstanding.

      6. VOTE TO CHANGE THE TERMS OF OR ISSUE SERIES C CONVERTIBLE PREFERRED STOCK. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than majority, fifty one percent (51%) of the then outstanding shares of Series C Convertible Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series C Convertible Preferred Stock, or (ii) any issuance of additional shares of Series C Convertible Preferred Stock.

      IN WITNESS WHEREOF, the undersigned has set his hand and seal this 22nd day of February, 2006.


                                       /s/ Albert Reda
                                       -------------------------------------
                                       Albert Reda, Chief Executive Officer